UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 15, 2007
Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington		98021

(Address of Principal Executive Offices)		(Zip Code)
(425) 402-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Certain Officers
     On March 19, 2007, the Board of Directors appointed Daphne Taylor as Vice President, Corporate Controller and Chief Accounting Officer. Ms. Taylor will serve as our principal accounting officer.
     Ms. Taylor served as our Vice President and Corporate Controller since she joined us in November 2005. Prior to that, she was employed by Looksmart, Ltd., an online advertising and technology company, as Vice President and Corporate Controller from October 2004 until November 2005, Corporate Controller from April 2003 until October 2004, and Assistant Controller from April 2002 until April 2003.
     2007 Salaries for Certain Officers
     Effective March 15, 2007, the Compensation Committee of the Board of Directors established the fiscal 2007 base salaries for our executive officers, including the executive officers named in the executive compensation table in our definitive proxy statement for our 2006 annual stockholders meeting filed with the Securities and Exchange Commission on September 22, 2006 who remain employed by us: Kurt Lemvigh, DK 1,799,640, or approximately $316,281, and Darryl Lustig, $215,000. The fiscal 2007 base salaries for John Hinson and Michael Matysik remain unchanged from their fiscal 2006 base salaries. A summary of the fiscal 2007 base salaries for each of the foregoing officers is set forth on Exhibit 10.64 to this report.
     Management Incentive Plan (MIP) – 2007
     Effective March 15, 2007, the Compensation Committee of our Board of Directors approved a management incentive plan for 2007 (“2007 MIP”) to reward members of management, including our executive officers, for their performance upon the achievement of pre-approved performance goals. The 2007 MIP includes a funding pool established as a pre-approved percentage of pre-tax income. The Compensation Committee may, in its discretion, approve additional funding. No bonuses will be paid under the 2007 MIP unless we achieve at least 80% of budgeted pre-tax income. Target and stretch target payments, as a percentage of annual base salary for our executive officers, are as follows: chief executive officer, 30% and 60%, respectively; senior vice presidents, 25% and 50%, respectively; vice presidents, 20% and 40%, respectively; sales vice presidents, 10% and 20%, respectively; and international sales vice president, 7.5% and 15%, respectively. The 2007 MIP is subject to change in the sole discretion of the Compensation Committee of our Board of Directors. A copy of the 2007 MIP is filed with this report as Exhibit 10.65 to this report and is incorporated herein by reference.

     Incentive Compensation Plans for Darryl Lustig and Kurt Lemvigh
     Effective March 15, 2007, the Compensation Committee of our Board of Directors approved an incentive compensation plan for Darryl Lustig. Payments to Mr. Lustig under the compensation incentive plan are based on achievement of pre-established targets, which are based on annual revenues and gross profit, as internally reported, of our cardiology sales channel for North America for the year ending December 31, 2007. Mr. Lustig will not receive a bonus payment under the incentive compensation plan if he achieves less than 90% of both the sales and gross profit targets. Mr. Lustig will receive 5% of his base salary at December 31, 2007 for achieving 90% of his sales target plus 5% of his base salary at December 31, 2007 for achieving 90% of his gross profit target. He is eligible to receive up to 30% of his base salary for 100% achievement of both his sales and gross profit targets plus an additional 2% of his base salary as of December 31, 2007 for each percentage point over 100% achievement of the gross profit target.
     Effective March 15, 2007, the Compensation Committee of our Board of Directors approved an incentive compensation plan for Kurt Lemvigh. Payments to Mr. Lemvigh under the compensation incentive plan are based on achievement of a pre-established sales target, which is based on annual revenues, as internally reported, of our international sales channel, except for revenues generated on sales to one of our distributors and to one of our customers, for the year ending December 31, 2007 (such sales, the “primary sales”). Mr. Lemvigh will not receive a bonus payment under the incentive compensation plan if he achieves less than 95% of the budgeted primary sales target. Mr. Lemvigh will receive 0.5% of his base salary at December 31, 2007 for each percentage point by which actual primary sales are greater than 95% of budgeted primary sales and will receive a lump sum bonus payment of DK 45,000 if actual primary sales meet or exceed budgeted primary sales. In addition, Mr. Lemvigh will receive a bonus equal to 0.225% of the direct gross profit on combined sales outside of the U.S. to one of our distributors and one of our customers.
     Each of Mr. Lustig and Mr. Lemvigh is entitled to receive bonus payments, if any, under the 2007 MIP, as described above, in addition to the bonus payments, if any, under his incentive compensation plan.
     The foregoing summaries of the compensation incentive plans for Mr. Lustig and Mr. Lemvigh are qualified in their entirety by the terms of the compensation incentive plans, which are filed with this report as Exhibit 10.66 and Exhibit 10.67 respectively, and incorporated herein by reference.
Item 8.01. Other Events.
     On March 19, 2007, our Board of Directors appointed Allan Criss as Senior Vice President, Sales, Marketing and Service, and Darryl Lustig as Vice President, North America Cardiology Sales.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

No.	Description

10.64	Cardiac Science Corporation Senior Executives — 2007 Base Compensation

10.65	Cardiac Science Corporation Management Incentive Plan (MIP) – 2007

10.66	2007 Compensation Incentive Plan for Darryl R. Lustig

10.67	2007 Compensation Incentive Plan for Kurt Lemvigh

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ MICHAEL K. MATYSIK
Michael K. Matysik
Senior Vice President and Chief Financial Officer

Dated: March 19, 2007

INDEX TO EXHIBITS

No.	Description

10.64	Cardiac Science Corporation Senior Executives — 2007 Base Compensation

10.65	Cardiac Science Corporation Management Incentive Plan (MIP) – 2007

10.66	2007 Compensation Incentive Plan for Darryl R. Lustig

10.67	2007 Compensation Incentive Plan for Kurt Lemvigh